                                                                  Exhibit 3.1(b)

                   Certificate of Incorporation of OMC Fishing
                                 (see attached)

                                                                  Exhibit 3.1(b)



                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION
                                      *****

         STRATOS BOATS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation, at a meeting duly held or by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of STRATOS BOATS, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         "FIRST: The name of the corporation shall be OMC FISHING BOAT GROUP, INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said STRATOS BOATS, INC. has caused this certificate to be signed by Howard Malovany, its Vice President and attested by
D. Jeffrey Baddeley, its Assistant Secretary, this 3rd day of April, 1992.

                                     STRATOS BOATS, NC.


                                     By /s/ Howard Malovany
                                        -------------------
                                        Howard Malovany
                                        Vice President


ATTEST:

By /s/ Jeffrey Baddeley
   --------------------
   D. Jeffrey Baddeley
   Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                                HYDRA-SPORTS, INC
                                      INTO
                               STRATOS BOATS INC.
                                   **********

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                         STATE OF INCORPORATION
   STRATOS BOATS, INC.                                       Delaware
   HYDRA-SPORTS, INC                                        Tennessee

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is STRATOS BOATS, INC. a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of STRATOS BOATS, INC, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 100 Sea-Horse Drive, Waukegan, IL 60085.

         SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                 Class         Number of Shares        Par Value
                                                                  Per Share or
                                                                  Statement that
                                                                  shares are
                                                                  without par
                                                                  value

HYDRA SPORTS, INC.          Common               1,000            Without par
                                                                  value


Dated:  September 25, 1991


                                                   STRATOS BOATS, INC.



                                                   By /s/ L. Earl Bentz
                                                      ---------------------
                                                      L. Earl Bentz, President
ATTEST:


By /s/ Howard Malovany
   -------------------
   Howard Malovany,
   Assistant Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                   **********

         STRATOS BOATS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is United States Corporation Company and the present registered office of the corporation is in the county of Kent.

         The Board of Directors of STRATOS BOATS, INC. adopted the following resolution on the 18th day of April, 1988.

                             Resolved, that the registered office of STRATOS
                    BOATS, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, STRATOS BOATS, INC. has caused this statement to be signed by Dennis E. McArdle its Vice President and attested by Howard Malovany, its Secretary this 18th day of April, 1988.


                                                By  /s/ Dennis E. McArdle
                                                    ---------------------
                                                    Vice President

ATTEST:

By  /s/ Howard Malovany
    -------------------
    Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             OMC ACQUISITIONS, INC.

                    -----------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                    -----------------------------------------

         We, Samuel J. Winett, Vice President and Howard Malovany, Secretary of OMC Acquisitions, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST: That the name of the corporation is OMC Acquisitions, Inc.

         SECOND: That the Certificate of Incorporation of the corporation was filed by the Secretary of State of Delaware on the 29th day of December, 1986.

         THIRD: That the Certificate of Incorporation of said Corporation has been amended as follows:

         Article FIRST of the corporation's Certificate of Incorporation shall be changed to read as follows:

                       "FIRST: The name of the corporation is Stratos Boats,
                  Inc."

         FOURTH: That such amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the holders of all outstanding shares entitled to vote.

         IN WITNESS WHEREOF, we have signed this certificate this 24th day of February, 1987.

                                            OMC ACQUISITIONS, INC


                                            By:/s/ Samuel J. Winett
                                               --------------------
                                               Vice President, Samuel J. Winett



ATTEST:


 /s/ Howard Malovany
 -------------------
 Secretary, Howard Malovany

                          CERTIFICATE OF INCORPORATION

                                       OF

                             OMC ACQUISITIONS, INC.

                                   **********

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is OMC Acquisitions, Inc.

         SECOND: The registered office of the corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of common shares of stock which the corporation is authorized to issue is 100 and the par value of each of such shares if $1.00.

         FIFTH: The names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until respective successors are elected and qualified are as follows:

                           J. C. Chapman
                           100 Sea Horse Drive
                           Waukegan, Illinois  60085

                           S.J. Winett
                           100 Sea Horse Drive
                           Waukegan, Illinois  60085

                           D.E. McArdle
                           100 Sea Horse Drive
                           Waukegan, Illinois 60085

         SIXTH: The name and address of the Sole Incorporator are as follows:

                  Lindsay E. Roberts              8000 Sears Tower
                                                  Chicago, Illinois  60606

         SEVENTH: The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         EIGHTH: The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation.

         NINTH: The corporation is to have perpetual existence.

         IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of December, 1986

                                                /s/ Lindsay E Roberts
                                                ---------------------
                                                    Lindsay E Roberts
                                                    Sole Incorporator



                                        2